Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

SC TO

Brookfield Infrastructure Income Fund Inc.

Table 1 to Paragraph (a)(7)

Line Item Type	Notes	Transaction Valuation	Fee Rate	Amount of Filing Fee

Fees to be Paid	(1)	$207,247,117.22	0.0001531	$31,729.54

Total Transaction Valuation:		$207,247,117.22
Total Fees Due for Filing:				$31,729.54
Total Fees Previously Paid:
Total Fee Offsets:				26,392.19
Net Fee Due:				$5,337.35

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Offering Note(s)

(1)	The total transaction valuation is estimated for purposes of calculating the amount of the filing fee. Calculated as the aggregate maximum purchase price for shares of common stock (the “Shares”) of Brookfield Infrastructure Income Fund Inc. (the “Fund”) that are offered in the tender offer, based upon the net asset value per share as of June 30, 2025.

The amount of the filing fee, calculated in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as modified by Order Making Fiscal Year 2025 Annual Adjustments to Registration Fee Rates (Release Nos. 33-11299; 34-100784 / August 20, 2024), equals $153.10 per million dollars of the value of the transaction.

Table 2 to Paragraph (a)(7)

Line Item Type	Notes	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	(1)	Brookfield Infrastructure Income Fund Inc.	Schedule TO	005-94459	05/29/2024		$26,392.19	$
Fee Offset Sources		Brookfield Infrastructure Income Fund Inc.	Schedule TO	005-94459		05/29/2024			21,492.65
Fee Offset Sources		Brookfield Infrastructure Income Fund Inc.	Schedule TO	005-94459		02/25/2025			1,603.18
Fee Offset Sources		Brookfield Infrastructure Income Fund Inc.	Schedule TO	005-94459		05/27/2025			3,296.36

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Explanation of the basis for claimed offset:

(1)	An aggregate fee of $56,720.64 was paid with the filing of the Schedule TO-I by the Fund (File No. 005-94459) on May 29, 2024 (the “May 2024 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the May 2024 Schedule TO-I filed on August 13, 2024, was $35,097.58, leaving $21,623.06 of filing fees remaining from the May 2024 Schedule TO-I for future offset claims.

Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $21,623.06 filing fee paid in connection with the May 2024 Schedule TO-I was used to offset the final transaction fee due for the Schedule TO-I filed by the Fund on August 23, 2024 (the “August 2024 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the August 2024 Schedule TO-I filed on November 1, 2024, was $16.29, leaving $21,606.77 of filing fees remaining from the May 2024 Schedule TO-I for future offset claims.

Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $21,606.77 filing fee paid in connection with the May 2024 Schedule TO-I was used to offset the filing fee in connection with the Schedule TO-I on December 2, 2024 (the “December 2024 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the December 2024 Schedule TO-I filed on February 14, 2025, was $114.12, leaving $21,492.65 of filing fees remaining from the May 2024 Schedule TO-I for future offset claims. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $21,492.65 filing fee paid in connection with the May 2024 Schedule TO-I is being used to offset a portion of the filing fee due in connection with this Schedule TO-I.

An aggregate fee of $2,772.74 was paid with the filing of the Schedule TO-I by the Fund (File No. 005-94459) on February 25, 2025 (the “February 2025 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the February 2025 Schedule TO-I filed on May 9, 2025, was $1,169.56, leaving $1,603.18 of filing fees remaining from the February 2025 Schedule TO-I for future offset claims. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $1,603.18 filing fee paid in connection with the February 2025 Schedule TO-I is being used to offset a portion of the filing fee due in connection with this Schedule TO-I.

An aggregate fee of $4,606.93 was paid with the filing of the Schedule TO-I by the Fund (File No. 005-94459) on May 27, 2025 (the “May 2025 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the May 2025 Schedule TO-I filed on August 8, 2025, was $1,310,57, leaving $3,296.36 of filing fees remaining from the May 2025 Schedule TO-I for future offset claims. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $3,296.36 filing fee paid in connection with the May 2025 Schedule TO-I is being used to offset a portion of the filing fee due in connection with this Schedule TO-I.